Exhibit 23




               CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in the Registration Statement of James River Corporation of Virginia on Form S-8 (File No. 33-45079) of our report dated December 16, 1994, on our audits of the financial statements of the James River Corporation of Virginia UK Employee Share Accumulation Plan as of September 30, 1994 and 1993, and for each of the three fiscal years in the period ended September 30, 1994, which report is included in this Annual Report on Form 11-K.







                                               COOPERS & LYBRAND  L.L.P.

Richmond, Virginia
December 22, 1994